Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of April 15, 2020, is entered into by and among NEMAURA EDICAL INC., a Nevada corporation (“Company”), DERMAL DIAGNOSTICS LIMITED, an England and Wales corporation (“Dermal Diagnostics”), TRIAL CLINIC LIMITED, an England and Wales corporation (“Trial Clinic,” and together with Dermal Diagnostics and Company, “Borrower”), and CHICAGO VENTURE PARTNERS, L.P., a Utah limited partnership, its successors and/or assigns (“Investor”).

A.               Borrower and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B.               Investor desires to purchase and Borrower desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Secured Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $6,015,000.00 (the “Note”).

C.               Dermal Diagnostics and Trial Clinic are subsidiaries of Company that (i) are involved in Company’s ongoing operations, (ii) hold and/or control various assets, and (iii) are co-borrowers under the Note.

D.               The proceeds from the Note will provide substantial benefits to each of Company, Dermal Diagnostics and Trial Clinic.

E.               This Agreement, the Note, the Security Agreement (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1.	Purchase and Sale of Note.

1.1.           Purchase of Note. Borrower shall issue and sell to Investor and Investor shall purchase from Borrower the Note. In consideration thereof, Investor shall pay (i) the amount designated as the initial cash purchase price on the signature page to this Agreement (the “Initial Cash Purchase Price”), and (ii) issue to Borrower the Investor Notes (the sum of the initial principal amounts of the Investor Notes, together with the Initial Cash Purchase Price, the “Purchase Price”). The Purchase Price, the OID (as defined below), and the Transaction Expense Amount (as defined below) are allocated as set forth in the table attached hereto as Exhibit B.

1.2.           Form of Payment. On the Closing Date (as defined below), (i) Investor shall pay the Purchase Price to Borrower by delivering the following at the Closing: (A) the Initial Cash Purchase Price via wire transfer of immediately available funds, (B) Investor Note #1 in the principal amount of

$2,000,000.00 duly executed and substantially in the form attached hereto as Exhibit C (“Investor Note #1”), and (C) Investor Note #2 in the principal amount of $2,000,000.00 duly executed and substantially in the form attached hereto as Exhibit C (“Investor Note #2,” and together with Investor Note #1, the

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“Investor Notes”), and (ii) Borrower shall deliver the duly executed Note on behalf of Borrower, to Investor, against delivery of such Purchase Price.

1.3.           Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be April 15, 2020, or another mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4.           Collateral for the Note. The Note shall be secured by the collateral set forth in that certain Security Agreement attached hereto as Exhibit D listing certain of Borrower’s assets as security for Borrower’s obligations under the Transaction Documents (the “Security Agreement”).

1.5.           Original Issue Discount; Transaction Expense Amount. The Note carries an original issue discount of $1,000,000.00 (the “OID”). In addition, Borrower agrees to pay $15,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The “Purchase Price”, therefore, shall be $5,000,000.00, computed as follows: $6,015,000.00 initial principal balance, less the OID, less the Transaction Expense Amount. The portions of the OID and the Transaction Expense Amount allocated to the Initial Cash Purchase Price are as set forth on Exhibit B.

2.                Investor’s Representations and Warranties. Investor represents and warrants to Borrower that as of the Closing Date: (i) this Agreement and the Investor Notes have been duly and validly authorized;

(ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; and (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3.	Borrower Representation and Warranties.

3.1.           Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its shares of common stock, $0.001 per share (the “Common Stock”), under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement, the Note, the Security Agreement, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the execution and delivery of the Transaction Documents by Company and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s certificate of incorporation or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having

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jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Note to Investor or the entering into of the Transaction Documents; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person; (xi) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiii) Investor shall have no obligation with respect to any commissions, placement agent or finder’s fees or similar payments (“Broker Fees”) or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (xiv) neither Investor nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xv) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 8.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xvi) the proceeds from the Note will provide substantial benefits to Company; and (xvii) Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Company, being aware of the matters described in subsection (xvii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, offset or reduce such obligations.

3.2.           Dermal Diagnostics Representations and Warranties. Dermal Diagnostics represents and warrants to Investor that as of the Closing Date: (i) Dermal Diagnostics is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Dermal Diagnostics is duly qualified as a foreign corporation to do business and is in good standing in each

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jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Dermal Diagnostics and all necessary actions have been taken; (iv) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Dermal Diagnostics and constitute the valid and binding obligations of Dermal Diagnostics enforceable in accordance with their terms; (v) the execution and delivery of the Transaction Documents by Dermal Diagnostics and the consummation by Dermal Diagnostics of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Dermal Diagnostics of any of the terms or provisions of, or constitute a default under (a) Dermal Diagnostics’ formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Dermal Diagnostics is a party or by which it or any of its properties or assets are bound, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Dermal Diagnostics or any of Dermal Diagnostics’ properties or assets; (vi) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Dermal Diagnostics is required to be obtained by Dermal Diagnostics for the issuance of the Note to Investor or the entering into of the Transaction Documents; (vii) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Dermal Diagnostics, threatened against or affecting Dermal Diagnostics before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of Dermal Diagnostics to perform its obligations under, any of the Transaction Documents; (viii) with respect to any Broker Fees that will or would become due and owing by Dermal Diagnostics to any person or entity as a result of this Agreement or the transactions contemplated hereby, any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (ix) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Dermal Diagnostics shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (x) neither Investor nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Dermal Diagnostics or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Dermal Diagnostics is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xi) Dermal Diagnostics acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 8.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; (xii) the proceeds from the Note will provide substantial benefits to Dermal Diagnostics; and (xiii) Dermal Diagnostics has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Dermal Diagnostics may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Dermal Diagnostics, being aware of the matters described in subsection (xiii) above,

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acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

3.3.           Trial Clinic Representations and Warranties. Trial Clinic represents and warrants to Investor that as of the Closing Date: (i) Trial Clinic is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Trial Clinic is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Trial Clinic and all necessary actions have been taken; (iv) this Agreement, the Note, and the other Transaction Documents have been duly executed and delivered by Trial Clinic and constitute the valid and binding obligations of Trial Clinic enforceable in accordance with their terms; (v) the execution and delivery of the Transaction Documents by Trial Clinic and the consummation by Trial Clinic of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Trial Clinic of any of the terms or provisions of, or constitute a default under (a) Trial Clinic’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Trial Clinic is a party or by which it or any of its properties or assets are bound, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Trial Clinic or any of Trial Clinic’s properties or assets; (vi) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Trial Clinic is required to be obtained by Trial Clinic for the issuance of the Note to Investor or the entering into of the Transaction Documents; (vii) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Trial Clinic, threatened against or affecting Trial Clinic before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of, or the authority or ability of Trial Clinic to perform its obligations under, any of the Transaction Documents; (viii) with respect to any Broker Fees that will or would become due and owing by Trial Clinic to any person or entity as a result of this Agreement or the transactions contemplated hereby, any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (ix) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Trial Clinic shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (x) neither Investor nor any of its officers, directors, members, managers, employees, agents or representatives has made any representations or warranties to Trial Clinic or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Trial Clinic is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xi) Trial Clinic acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 8.2 below, shall be applicable to the Transaction Documents and the transactions

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contemplated therein; (xii) the proceeds from the Note will provide substantial benefits to Trial Clinic; and

(xiii) Trial Clinic has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Trial Clinic may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Trial Clinic, being aware of the matters described in subsection 3.2(xiii) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

4.                Company Covenants. Until all of Borrower’s obligations under the Note are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, or (d) OTCQB; (iii) trading in Company’s Common Stock will not, for a period of fifteen (15) consecutive days, be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on Company’s principal trading market; (iv) Borrower will not enter into any financing transaction with John Kirkland or any entity owned by or affiliated with John Kirkland; and (v) Borrower will not transfer, assign, sell, pledge, hypothecate or otherwise alienate or encumber the Investor Notes in any way without the prior written consent of Investor, which consent may be given or withheld in Investor’s sole and absolute discretion.

5.                Conditions to Borrower’s Obligation to Sell. The obligation of Borrower hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1.           Investor shall have executed this Agreement and the Investor Notes and delivered the same to Borrower.

5.2.           Investor shall have delivered the Initial Cash Purchase Price to Borrower in accordance with Section 1.2 above.

6.                Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1.           Borrower shall have executed this Agreement, the Security Agreement, and the Note, and delivered the same to Investor.

6.2.           Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit E evidencing Borrower’s approval of the Transaction Documents.

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6.3.           Borrower shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Borrower herein or therein.

7.	OFAC; Patriot Act.

7.1.           OFAC Certification. Borrower certifies that (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control (“OFAC”) or otherwise, as a terrorist, “Specially Designated Nation”, “Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Borrower is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation.

7.2.           Foreign Corrupt Practices. Neither Borrower, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Borrower or any subsidiary has, in the course of his actions for, or on behalf of, Borrower, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7.3.           Patriot Act. Borrower shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC) that prohibits or limits Investor from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (ii) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Investor at any time to enable Investor to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Borrower shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Investor’s request from time to time, Borrower shall certify in writing to Investor that Borrower’s representations, warranties and obligations under this Section 7.3 remain true and correct and have not been breached. Borrower shall immediately notify Investor in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all requirements of law and directives of governmental authorities and, at Investor’s request, provide to Investor copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event. Borrower shall also reimburse Investor any expense incurred by Investor in evaluating the effect of such an event on the loan secured hereby, in obtaining any necessary license from governmental authorities as may be necessary for Investor to enforce its rights under the Transaction Documents, and in complying with all requirements of law applicable to Investor as the result of the existence of such an event and for any penalties or fines imposed upon Investor as a result thereof.

8.                Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 8 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

8.1.           Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit F) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration

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pursuant to the arbitration provisions set forth in Exhibit F attached hereto (the “Arbitration Provisions”). For the avoidance of doubt, the parties agree that the injunction described in Section 8.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Borrower represents, warrants and covenants that Borrower has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Borrower will not take a position contrary to the foregoing representations. Borrower acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Borrower regarding the Arbitration Provisions.

8.2.           Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Borrower covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 8.11 below prior to bringing or filing any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, and further agrees to timely name Investor as a party to any such action. Borrower acknowledges that the governing law and venue provisions set forth in this Section 8.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Borrower’s agreements set forth in this Section 8.2 Investor would not have entered into the Transaction Documents.

8.3.           Specific Performance. Borrower acknowledges and agrees that Investor may suffer irreparable harm in the event that Borrower fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to one or more injunctions to prevent or cure breaches of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Investor may be entitled under the Transaction Documents, at law or in equity. Borrower specifically agrees that following an Event of Default (as defined in the Note) under the Note, Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Borrower from issuing any of its common or preferred stock to any party unless the Note is being paid in full simultaneously with such issuance. Borrower specifically acknowledges that Investor’s right to obtain specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Borrower or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to

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arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

8.4.           Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.5.           Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals,

(ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

8.6.           Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.7.           Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.8.           Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Borrower nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Borrower and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Borrower and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

8.9.           No Reliance. Borrower acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

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8.10.        Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

8.11.        Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Borrower:

Nemaura Medical Inc. Attn: Dewan Chowdhury 57th Street

Manhattan, New York 10019

With a copy to (which copy shall not constitute notice): Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600 West Palm Beach, FL 33401

If to Investor:

Chicago Venture Partners, L.P. Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice): Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325 Lehi, Utah 84043

8.12.        Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to its affiliates, in whole or in part, without the need to obtain Borrower’s consent thereto. Except as set forth above, neither Investor nor Borrower may assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the other party.

8.13.        Survival. The representations and warranties of the parties and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of each party. Each party agrees to indemnify and hold harmless the other and all its respective officers, directors, employees, attorneys, and agents for loss or damage

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arising as a result of or related to any breach or alleged breach by the other party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.14.        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.15.        Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that any party may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as such party may deem expedient.

8.16.        Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower’s creditors’ rights and involving a claim under the Note; then Borrower shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

8.17.        Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.18.        Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR

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REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.19.        Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

8.20.        Voluntary Agreement. Borrower has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

8.21.        Joint and Several Obligations. To the extent applicable, any references in this Agreement and each of the other Transaction Documents to Borrower refer to each person or entity constituting Borrower jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties, and other provisions in this Agreement are made by and are binding upon each such undersigned person or entity, jointly and severally.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Borrower have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$6,015,000.00

Initial Cash Purchase Price:	$1,000,000.00

INVESTOR:

CHICAGO VENTURE PARTNERS, L.P.

By: Chicago Venture Management, L.L.C., its General Partner

By: CVM, Inc., its Manager

By: John M. Fife
John M. Fife

BORROWER:

NEMAURA MEDICAL INC.

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

DERMAL DIAGNOSTICS LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

TRIAL CLINIC LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

[Signature Page to Note Purchase Agreement]

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ATTACHED EXHIBITS:

Exhibit A Note

Exhibit B Allocation of Purchase Price Exhibit C Form of Investor Note Exhibit D Security Agreement

Exhibit E Secretary’s Certificate Exhibit F Arbitration Provisions

[Signature Page to Note Purchase Agreement]

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Exhibit A

SECURED PROMISSORY NOTE

Effective Date: April 15, 2020 U.S. $6,015,000.00

FOR VALUE RECEIVED, NEMAURA MEDICAL INC., a Nevada corporation (“Company”), DERMAL DIAGNOSTICS LIMITED, an England and Wales corporation (“Dermal Diagnostics”), and TRIAL CLINIC LIMITED, an England and Wales corporation (“Trial Clinic,” and together with Dermal Diagnostics, “Borrower”), jointly and severally promise to pay to CHICAGO VENTURE PARTNERS, L.P., a Utah limited partnership, or its successors or assigns (“Lender”), $6,015,000.00 and any fees, charges, and late fees accrued hereunder on the date that is twenty-four (24) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein. This Secured Promissory Note (this “Note”) is issued and made effective as of April 15, 2020 (the “Effective Date”). This Note is issued pursuant to that certain Note Purchase Agreement dated April 15, 2020, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $1,000,000.00. In addition, Borrower agrees to pay $15,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is fully earned and included in the initial principal balance of this Note. The purchase price for this Note shall be $5,000,000.00 (the “Purchase Price”), computed as follows: $6,015,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by delivery of the Investor Notes (as defined in the Purchase Agreement) and payment of the Initial Cash Purchase Price (as defined the Purchase Agreement) by wire transfer of immediately available funds.

1.	Payment; Prepayment; Monitoring Fee.

1.1.           Payment. All payments owing hereunder shall be in lawful money of the United States of America and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid monitoring fees, and thereafter, to (d) principal.

1.2.           Prepayment. Borrower shall have the right to prepay all or any portion of the Outstanding Balance. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 110% multiplied by the portion of the Outstanding Balance Borrower elects to repay.

1.3.           Monitoring Fee. Beginning on May 1, 2020 and continuing on the first day of each month thereafter until this Note has been paid in full, a monitoring fee equal to 0.833% of the then-current Outstanding Balance will automatically be added to the Outstanding Balance.

2.                Security. This Note is secured by the Security Agreement (as defined in the Purchase Agreement), executed by Borrower in favor of Lender encumbering the collateral set forth therein, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

3.                Redemption. Beginning on the date that is six (6) months after the Purchase Price Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem any amount of this Note up to the Maximum Monthly Redemption Amount (such amount, the “Redemption Amount”) per calendar month by providing written notice to Borrower (each, a “Redemption Notice”). For the

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avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month so long as the aggregate amount being redeemed in such month does not exceed the Maximum Monthly Redemption Amount. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash to Lender within five (5) Trading Days of Borrower’s receipt of such Redemption Notice.

4.	Defaults and Remedies.

4.1.           Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, monitoring or other fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (d) Borrower makes a general assignment for the benefit of creditors; (e) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign);

(f) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (g) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement); (h) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; and (j) any United States money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $1,000,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender. The occurrence of any event described above in Section 4.1(g) – (j) shall not be considered an Event of Default hereunder if such event is cured within fifteen (15) days of the occurrence thereof.

4.2.           Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (b), (c), (d), (e) or (f) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, monitoring fees shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at a rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law (“Default Monitoring Fees”). In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender

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may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5.                Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind (except as set forth in Section 16 below). Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

6.                Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7.                Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

8.                Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

9.                Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

10.             Cancellation. After repayment of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

11.             Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

12.             Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower, so long as such transfer is in accordance with applicable federal and state securities laws.

13.             Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

14.             Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future rates, future share

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prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Monitoring Fees or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

15.             Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

16.             Offset Rights. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, (a) the parties hereto acknowledge and agree that Lender maintains a right of offset pursuant to the terms of the Investor Notes that, under certain circumstances, permits Lender to deduct amounts owed by Borrower under this Note from amounts otherwise owed by Lender under the Investor Notes (the “Lender Offset Right”), and (b) at any time Borrower shall be entitled to deduct and offset any amount owing by Lender under any Investor Note plus the portion of the OID attributable to such Investor Note from any amount owed by Borrower under this Note (the “Borrower Offset Right”). In order to exercise the Borrower Offset Right, Borrower must deliver to Lender written notice of its intent to exercise the Borrower Offset Right. For the avoidance of doubt, Borrower shall not incur any prepayment premium set forth in Section Error! Reference source not found. hereof with respect to any portions of this Note that are satisfied by way of a Borrower Offset Right.

17.             Joint and Several Obligations. To the extent applicable, any references in this Note to Borrower refer to each person or entity constituting Borrower jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties, and other provisions in this Note are made by and are binding upon each such undersigned person or entity, jointly and severally.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective

Date.

BORROWER:

NEMAURA MEDICAL INC.

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

DERMAL DIAGNOSTICS LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

TRIAL CLINIC LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

CHICAGO VENTURE PARTNERS, L.P.

By: Chicago Venture Management, L.L.C., its General Partner

By: CVM, Inc., its Manager

By:	/s/ John M. Fife
Name: Title:	John M. Fife John M. Fife, President

ATTACHMENT 1 DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Default Effect” means multiplying the Outstanding Balance as of the date the Event of Default occurred by ten percent (10%).

A2. “DTC” means the Depository Trust Company or any successor thereto.

A3. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program. A4. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A5. “DWAC Eligible” means that (a) Company’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Company has been approved (without revocation) by DTC’s underwriting department; (c) Company’s transfer agent is approved as an agent in the DTC/FAST Program; and (d) Company’s transfer agent does not have a policy prohibiting or limiting delivery of Common Stock via DWAC.

A6. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or reverse splits of its outstanding and authorized shares of Common Stock to meet Nasdaq listing requirements or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A7. “Mandatory Default Amount” means the Outstanding Balance following the application of the Default Effect.

A8. “Maximum Monthly Redemption Amount” means $100,000.00 until March 31, 2021 and

$500,000.00 thereafter.

A9. “OID” means an original issue discount.

A10. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

A11. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid monitoring fees, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees incurred under this Note.

A12. “Purchase Price Date” means the date the Initial Cash Purchase Price is delivered by Lender to Borrower.

A13. “Trading Day” means any day on which the New York Stock Exchange (or such other principal market for the Common Stock) is open for trading. For purposes of determining Borrower’s cash payment deadline under this Note, such “Trading Day” shall exclude any day on which banking institutions in Dalian, China are authorized or required by law or other governmental action to close.

[Remainder of page intentionally left blank]

EXHIBIT B

ALLOCATION OF PURCHASE PRICE, OID AND TRANSACTION EXPENSE

Purchase Price	Purchase Price Amount	OID/Transaction Expense	Total Tranche Amount
Initial Cash Purchase Price	$1,000,000.00	$215,000.00	$1,215,000.00
Investor Note #1	$2,000,000.00	$400,000.00	$2,400,000.00
Investor Note #2	$2,000,000.00	$400,000.00	$2,400,000.00

Exhibit C

THIS NOTE (AS DEFINED BELOW) MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ALIENATED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF INVESTOR (AS DEFINED BELOW). THIS NOTE IS SUBJECT TO A RIGHT OF OFFSET IN FAVOR OF INVESTOR UPON THE OCCURRENCE OF CERTAIN EVENTS AS SET FORTH IN MORE DETAIL IN SECTION 4 BELOW.

State of Utah

$2,000,000.00 April 15, 2020

INVESTOR NOTE #1

FOR VALUE RECEIVED, CHICAGO VENTURE PARTNERS, L.P., a Utah limited partnership (“Investor”), hereby promises to pay to NEMAURA MEDICAL INC., a Nevada corporation (“Nemuara”), DERMAL DIAGNOSTICS LIMITED, an England and Wales corporation (“Dermal Diagnostics”), and TRIAL CLINIC LIMITED, an England and Wales corporation (“Trial Clinic,” and together with Nemaura and Dermal Diagnostics, “Company,” and Company together with Investor, the “Parties”), the principal sum of $2,000,000.00 together with all accrued and unpaid fees incurred or other amounts owing hereunder, all as set forth below in this Investor Note #1 (this “Note”). This Note is issued pursuant to that certain Note Purchase Agreement of even date herewith, entered into by and between Investor and Company (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which Company issued to Investor that certain Secured Promissory Note in the principal amount of $6,015,000.00 (as the same may be amended from time to time, the “Company Note”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

1.                   Monitoring Fee. Beginning on June 1, 2020 and continuing on the first day of each month thereafter until this Note has been paid in full, a monitoring fee equal to 0.833% of the then-current outstanding balance of this Note will automatically be added to the outstanding balance. The entire unpaid principal balance and all accrued and unpaid monitoring fees, if any, under this Note, shall be due and payable on the date that is twenty-four (24) months from the date hereof (the “Investor Note Maturity Date”); provided, however, that Investor may elect, in its sole discretion, to extend the Investor Note Maturity Date for up to thirty (30) days by delivering written notice of such election to Company at any time prior to the Investor Note Maturity Date.

2.                   Payment. Unless prepaid, all principal and accrued monitoring fees under this Note is payable in one lump sum on the Investor Note Maturity Date. All payments of monitoring fees and principal shall be (i) in lawful money of the United States of America, and (ii) in the form of immediately available funds. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid monitoring fees, and thereafter to principal. Payment of principal and monitoring fees hereunder shall be delivered to Company at the address furnished to Investor for that purpose.

3.                   Prepayment by Investor. Investor may, with Company’s consent, pay, without penalty, all or any portion of the outstanding balance along with any accrued but unpaid monitoring fees on this Note at any time prior to the Investor Note Maturity Date. Notwithstanding the foregoing, on April 30, 2020 (the “Conditional Prepayment Date”), Investor shall be obligated to prepay the outstanding balance of this Note so long as no Event of Default (as defined in the Company Note) under the Company Note shall have occurred as of the Conditional Prepayment Date.

4.                   Right of Offset. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, in the event (i) of the occurrence of any Event of Default under the Company Note,

(ii) of a breach of any material term, condition, representation, warranty, covenant or obligation of Company under any Transaction Document, or (iii) Company sells, transfers, assigns, pledges or hypothecates this Note, or attempts to do any of the foregoing, whether voluntarily or involuntarily, Investor

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shall be entitled to deduct and offset any amount owing by Company under the Company Note from any amount owed by Investor under this Note (the “Investor Offset Right”), provided that if any of the foregoing events occur and Investor has not yet exercised the Investor Offset Right, the Investor Offset Right shall be automatically exercised on the date that is thirty (30) days prior to the Investor Note Maturity Date (an “Automatic Offset”). Other than with respect to an Automatic Offset, Investor may only elect to exercise the Investor Offset Right by delivering to Company a written notice of offset.

5.                   Default. If any of the events specified below shall occur (each, an “Investor Note Default”), Company may declare the unpaid principal balance under this Note, together with all accrued and unpaid monitoring fees thereon, fees incurred or other amounts owing hereunder immediately due and payable, by notice in writing to Investor. If any default is curable, then the default may be cured (and no Investor Note Default will have occurred) if Investor, after receiving written notice from Company demanding cure of such default, either (i) cures the default within fifteen (15) days of the receipt of such notice, or (ii) if the cure requires more than fifteen (15) days, immediately initiates steps that Company deems in Company’s reasonable discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Each of the following events shall constitute an Investor Note Default:

5.1.	Failure to Pay. Investor’s failure to make any payment when due and payable under this Note;

5.2.           Breaches of Covenants. Investor’s failure to observe or perform any other covenant, obligation, condition or agreement contained in this Note;

5.3.           Representations and Warranties. If any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Investor to Company in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Company to enter into the Purchase Agreement, shall be false or misleading in any material respect when made or furnished; and

5.4.           Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar law or rule against Investor, and such petition is not dismissed within sixty (60) days, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Investor.

6.                   Remedies; Liquidated Damages. Notwithstanding Company’s right to accelerate pursuant to Section 5 above, Company’s sole and exclusive remedy for an Investor Note Default shall be to offset the outstanding balance of this Note plus a default fee of $125,000.00 (the “Default Fee”) against the outstanding balance of the Company Note. Company shall not have any right to specific performance or the right to pursue any type of collections action against Investor. Company and Investor agree that in the event Investor fails to comply with any of the terms or provisions of this Note, Company’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future rates, future share prices, future trading volumes and other relevant factors. Accordingly, Company and Investor agree that the Default Fee is not a penalty but instead is intended by the parties to be, and shall be deemed, liquidated damages.

7.                   Binding Effect; Assignment. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that neither Party shall assign any of its rights hereunder without the prior written consent of the other Party, except that Investor may assign this Note to any of its Affiliates without the prior written consent of Company and, furthermore, Company agrees that it shall not unreasonably withhold, condition or delay its consent to any other assignment of this Note by Investor.

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8.                   Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

9.                   Purchase Agreement; Arbitration of Disputes. By acceptance of this Note, each Party agrees to be bound by the applicable terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions attached as an exhibit to the Purchase Agreement.

10.                Customer Identification–USA Patriot Act Notice. Company hereby notifies Investor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Company’s policies and practices, Company is required to obtain, verify and record certain information and documentation that identifies Investor, which information includes the name and address of Investor and such other information that will allow Company to identify Investor in accordance with the Act.

11.                Pronouns. Regardless of their form, all words used in this Note shall be deemed singular or plural and shall have the gender as required by the text.

12.                Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.

13.	Time is of the Essence. Time is of the essence with this Note.

14.                Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

15.                Amendments and Waivers; Remedies. No failure or delay on the part of either Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to either Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by Investor and Company and (ii) only in the specific instance and for the specific purpose for which made or given.

16.                Notices. Unless otherwise provided for herein, all notices, requests, demands, claims and other communications hereunder shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.” Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by providing notice thereof in the manner set forth in the Purchase Agreement.

17.                Final Note. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of Investor and Company and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations of Investor and Company with

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respect to the subject matter of the Transaction Documents. This Note, together with the other Transaction Documents, represents the final agreement between the Parties and may not be contradicted by evidence of any alleged prior, contemporaneous, or subsequent oral agreements of the Parties. There are no unwritten oral agreements between the Parties.

18.                Waiver of Jury Trial. EACH OF INVESTOR AND COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

INVESTOR:

CHICAGO VENTURE PARTNERS, L.P.

By: Chicago Venture Management, L.L.C., its General Partner

By: CVM, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

ACKNOWLEDGED, ACCEPTED AND AGREED: COMPANY:

BORROWER:

NEMAURA MEDICAL INC.

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

DERMAL DIAGNOSTICS LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

TRIAL CLINIC LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

[Signature Page to Investor Note #1]

Exhibit D

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of April 15, 2020, is executed by Nemaura Medical Inc., a Nevada corporation (“Nemaura”), Dermal Diagnostics Limited, an England and Wales corporation (“Dermal Diagnostics”), and Trial Clinic Limited, an England and Wales corporation (“Trial Clinic,” and together with Nemaura and Dermal Diagnostics, “Debtor”), in favor of Chicago Venture Partners, L.P., a Utah limited partnership (“Secured Party”).

A.               Debtor has issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time, in the original face amount of $6,015,000.00 (the “Note”).

B.               In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

1.                Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Final Funding Date” means the date that the Initial Cash Purchase Price (as defined in the Purchase Agreement) has been funded and both Investor Notes (as defined in the Purchase Agreement) have been paid in full.

“Intellectual Property” all patents and all rights corresponding to such patents throughout the world, now owned and existing.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor or any of its affiliates and/or subsidiaries to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, whether created by the Note, this Agreement, that certain Note Purchase Agreement of even date herewith, entered into by and between Debtor and Secured Party (the “Purchase Agreement”), any other Transaction Documents (as defined in the Purchase Agreement), any other agreement between Debtor or any affiliate or subsidiary of Secured Party) and Secured Party (or any affiliate of Secured Party) or any other promissory note issued by Debtor (or any affiliate or subsidiary of Debtor) in favor of Secured Party (or any affiliate of Secured Party), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred or owed directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor (or any of its affiliates or subsidiaries) contained in this Agreement and all other Transaction Documents.

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“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, and (b) Liens in favor of Secured Party under this Agreement or arising under the other Transaction Documents or prior agreements between Debtor and Secured Party.

“UCC” means the Uniform Commercial Code as in effect in the jurisdiction whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral, or any equivalent laws in any other jurisdiction that govern the grant of a security interest in the types of assets encumbered by this Agreement.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.                Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party, effective as of the Final Funding Date, a first-position security interest in all right, title, interest, claims and demands of Debtor in and to the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof (collectively, the “Collateral”).

3.                Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time following the Final Funding Date and from time to time thereafter to file in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Debtor or its subsidiaries any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4.                General Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, (b) upon the filing of UCC-1 financing statements with the appropriate state office (or an equivalent in the appropriate foreign office), Secured Party shall have a perfected first-position security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens, (c) Debtor has received at least a reasonably equivalent value in exchange for entering into this Agreement, (d) Debtor is not insolvent, as defined in any applicable state or federal statute, nor will Debtor be rendered insolvent by the execution and delivery of this Agreement to Secured Party; and (e) as such, this Agreement is a valid and binding obligation of Debtor.

5.	Additional Covenants. Debtor hereby agrees:

5.1.           to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien;

5.2.           to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments,

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documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof;

5.3.           to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Debtor’s name, (b) any changes with respect to Debtor’s address or principal place of business, (c) the formation of any subsidiaries of Debtor, or (d) any changes in location of the Collateral;

5.4.           upon the occurrence of an Event of Default (as defined in the Note) under the Note and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes and all other instruments, documents, or writings included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5.           to the extent the Collateral is not delivered to Secured Party pursuant to this Agreement, to keep the Collateral at the principal office of Debtor (unless otherwise agreed to by Secured Party in writing), and not to relocate the Collateral to any other locations without the prior written consent of Secured Party;

5.6.           not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than inventory in the ordinary course of business);

5.7.           not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens;

5.8.           not to grant any license or sublicense under any of its Intellectual Property, or enter into any other agreement with respect to any of its Intellectual Property, except in the ordinary course of Debtor’s business;

5.9.           to the extent commercially reasonable and in Debtor’s good faith business judgment: (a) to file and prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter until all Obligations shall have been paid in full, (b) to make application on unpatented but patentable inventions and on trademarks and service marks, (c) to preserve and maintain all rights in all of its Intellectual Property, and (d) to ensure that all of its Intellectual Property is and remains enforceable. Any and all costs and expenses incurred in connection with each of Debtor’s obligations under this Section 5.9 shall be borne by Debtor. Debtor shall not knowingly and unreasonably abandon any right to file a patent, trademark or service mark application, or abandon any pending patent application, or any other of its Intellectual Property, without the prior written consent of Secured Party except for Intellectual Property that Debtor determines, in the exercise of its good faith business judgment, is not or is no longer material to its business;

5.10.        upon the request of Secured Party at any time or from time to time, and at the sole cost and expense (including, without limitation, reasonable attorneys’ fees) of Debtor, Debtor shall take all actions and execute and deliver any and all instruments, agreements, assignments, certificates and/or documents reasonably required by Secured Party to collaterally assign any and all of Debtor’s patent, copyright and trademark registrations and applications now owned or hereafter acquired to and in favor of Secured Party; and

5.11.        at any time amounts paid by Secured Party under the Transaction Documents are used to purchase Collateral, Debtor shall perform all acts that may be necessary, and otherwise fully cooperate with Secured Party, to cause (a) any such amounts paid by Secured Party to be disbursed directly to the sellers of any such Collateral, (b) all certificates of title pertaining to such Collateral (as applicable) to be properly filed and reissued to reflect Secured Party’s Lien on such Collateral, and (c) all such reissued certificates of title to be delivered to and held by Secured Party.

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6.                Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral, including without limitation bringing a suit in Secured Party’s own name to enforce any Intellectual Property; (d) endorse Debtor’s name on all applications, documents, papers and instruments necessary or desirable for Secured Party in the use of any Intellectual Property; (e) grant or issue any exclusive or non-exclusive license under any Intellectual Property to any person or entity; (f) assign, pledge, sell, convey or otherwise transfer title in or dispose of any Intellectual Property to any person or entity; (g) cause the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries) to issue any and all patents and related rights and applications to Secured Party as the assignee of Debtor’s entire interest therein; (h) file a copy of this Agreement with any governmental agency, body or authority, including without limitation the United States Patent and Trademark Office and, if applicable, the United States Copyright Office or Library of Congress, at the sole cost and expense of Debtor; (i) insure, process and preserve the Collateral; (j) pay any indebtedness of Debtor relating to the Collateral; (k) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (l) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (g) above prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to Debtor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Debtor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

7.	Default and Remedies.

7.1.           Default. Debtor shall be deemed in default under this Agreement upon the occurrence of an Event of Default.

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7.2.           Remedies. Upon the occurrence of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to take possession of the Collateral, and for that purpose Secured Party may enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Debtor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

7.3.           Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature,

(h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

7.4.           Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

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7.5.           Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a)              First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b)             Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and fees and second to outstanding principal) and all amounts owed under any of the other Transaction Documents or other documents included within the Obligations; and

(c)              Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

8.	Miscellaneous.

8.1.           Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

8.2.           Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3.           Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4.           Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

8.5.           Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6.           Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

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8.7.           Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.

8.8.           Entire Agreement. This Agreement and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9.           Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8.10.        Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.11.        Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

8.12.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.

8.13.        Further Assurances. Debtor shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as Secured Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.14.        Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

7

IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

CHICAGO VENTURE PARTNERS, L.P.

By: Chicago Venture Management, L.L.C., its General Partner

By: CVM, Inc., its Manager

By: John M. Fife
John M. Fife

DEBTOR:

NEMAURA MEDICAL INC.

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

DERMAL DIAGNOSTICS LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

TRIAL CLINIC LIMITED

By:	/s/ Dewan F.H. Chowdhury
Name: Title:	Dewan F.H. Chowdhury Chairman and CEO

[Signature Page to Security Agreement]

SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Debtor in and to all of Debtor’s patents and all other proprietary rights, and all rights corresponding to Debtor’s patents throughout the world, now owned and existing, and all replacements, proceeds, products, and accessions thereof.

EXHIBIT F

ARBITRATION PROVISIONS

1.       Dispute Resolution. For purposes of this Exhibit F, the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The parties to this Agreement (the “parties”) hereby agree that the Claims may be arbitrated in one or more Arbitrations pursuant to these Arbitration Provisions (one for an injunction or injunctions and a separate one for all other Claims). The parties hereby agree that the arbitration provisions set forth in this Exhibit F (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2.       Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note, “Default Interest”) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3.       The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4.	Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1          Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 8.11 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under Section 8.11 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 8.11 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

Arbitration Provisions, Page 1

4.2	Selection and Payment of Arbitrator.

(a)  Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.

(b)  If Investor fails to submit to Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then Company may at any time prior to Investor so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within five (5) calendar days after Company has submitted notice of its Proposed Arbitrators to Investor, select, by written notice to Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by Company, then Company may select the arbitrator from its three

(3) previously selected Proposed Arbitrators by providing written notice of such selection to Investor.

(c)  If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d)  The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If Utah ADR Services ceases to exist or to provide a list of neutrals and there is no successor thereto, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e)  Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3          Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4          Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5          Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation

Arbitration Provisions, Page 2

Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

4.6          Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a)  Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i)	To facts directly connected with the transactions contemplated by the Agreement.

(ii)          To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b)	No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts),

(ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Utah.

(c)  All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party

Arbitration Provisions, Page 3

or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d)  In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e)  Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6          Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7          Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8          Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9          Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without

Arbitration Provisions, Page 4

limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10      Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

5.	Arbitration Appeal.

5.1          Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final. The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2          Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a)          Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b)          If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five

(5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

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(c)          If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d)	The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph

5.2  agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five

(5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d) Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the

Appellant.

5.3          Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4	Timing.

(a)         Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b)          Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

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5.5          Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6          Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7          Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and

(b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6.	Miscellaneous.

6.1          Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2          Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3          Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4          Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5    Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

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